EXHIBIT 21.1


                    GLOBAL MARINE INC. AND SUBSIDIARIES
                           AS OF FEBRUARY 28, 1998


                                       STATE OR OTHER       PERCENT OF VOTING
                                       JURISDICTION OF      STOCK OWNED BY
NAME OF COMPANY                        INCORPORATION        IMMEDIATE PARENT

Global Marine Inc.                         Delaware                   -
  Applied Drilling
    Technology Inc.                        Texas                    100%
  Arctic Systems Ltd.                      Canada                   100%
  Campeche Drilling Services Inc.          Delaware                 100%
  Challenger Minerals Inc.                 California               100%
  Global Marine Arctic Ltd.                Canada                   100%
  Global Marine Drilling Company           California               100%
    Global Dolphin Drilling Company        India                     40%
      Private Limited
    Global Marine Caribbean, Inc.          California               100%
    Global Marine Development Inc.         California               100%
    Global Marine do Brasil
      Perfuracoes Ltda.                    Brazil                    50%  (1)
  Global Marine Baltic Inc.                Delaware                 100%
    Global Marine International Services
      Corporation                          Bahamas                 89.3%  (2)
      Global Marine B.V.                   The Netherlands          100%
        Glomar International (Canada)      Nova Scotia              100%
           Drilling Company
      Global Marine North Sea Limited      Bahamas                  100%
      Global Marine Overseas Limited       Bahamas                  100%
           Global Marine West Africa       Bahamas                  100%
             Drilling Company Limited
      Global Marine South America LLC      Delaware                 100%
      Global Marine U.K. Limited           Scotland                 100%
      Global Offshore Drilling Ltd.        Nigeria                   60%
      Glomar International S.A.R.L.        France                   100%
  Global Marine Capital Investments Inc.   Delaware                 100%
    Global Marine Beaufort Sea Inc.        Delaware                 100%
  Global Marine Corporate Services Inc.    California               100%
  Global Marine de Venezuela Inc.          Delaware                 100%
  Global Marine Drilling (Malaysia)
    Sdn. Bhd.                              Malaysia                 100%
  Global Marine Integrated Services
    - International Inc.                   Delaware                 100%
  Intermarine Services Inc.                Texas                    100%
  Marican Offshore Drilling Services, Inc. Canada                   100%
  Turnkey Ventures de Mexico Inc.          Delaware                 100%

___________________________

(1) The remaining 50% of the voting stock is owned directly by Global Marine
    Inc.
(2) The remaining 10.7% of the voting stock is owned by Global Marine Drilling Company.




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